U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2013

ADA-ES, INC.

(Name of registrant as specified in its charter)

Colorado	000-50216	84-1457385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Blvd., Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On June 13, 2013, ADA-ES, Inc. (the “Company” or “ADA”) will hold its annual meeting of shareholders at 9:00 a.m. local time at its offices located at 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado. At the meeting, ADA shareholders will be asked to consider and vote on proposals to elect nine directors; approve the reorganization proposal to reincorporate the Company in Delaware and to approve the related Agreement and Plan of Merger, dated as of March 25, 2013, by and among the Company, Advanced Emissions Solutions, Inc., a Delaware corporation (“ADES”) and a wholly owned subsidiary of the Company, and ADA Merger Corp., a Colorado corporation and a wholly owned subsidiary of ADES; ratify the Audit Committee’s selection of KPMG LLP as ADA’s independent registered public accounting firm for the fiscal year ending December 31, 2013; approve, on an advisory basis, the frequency upon which the Company will seek an advisory vote to approve the Company’s compensation paid to named executive officers; and approve, on an advisory basis, the Company’s compensation paid to named executive officers as disclosed in the Company’s 2013 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which include the Compensation Discussion and Analysis, the compensation tables and related narrative discussion).

At the annual meeting of shareholders, ADA’s management will also update investors on ADA’s operations including progress on its Refined Coal activities. A copy of the slides is available via the Investor Information section of ADA’s website at www.adaes.com. A copy of the presentation materials is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) The following item is furnished as an exhibit to this report:

99.1	June 13, 2013 Annual Shareholder Meeting Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 13, 2013

ADA-ES, Inc. Registrant

/s/ Mark H. McKinnies
Mark H. McKinnies
Senior Vice President and Chief Financial Officer